                                   EXHIBITS

                                  EXHIBIT A
                          ARTICLES OF INCORPORATION
                                AND AMENDMENTS

                         ARTICLES OF INCORPORATION
                                     OF
                           TAMPA BAY CORPORATION

     We the undersigned, being each of the original incorporators herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the corporation laws of the State of Nevada, being Chapter 78 of Nevada Revised Statutes, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

1.   The name of the corporation is    TAMPA BAY CORPORATION

2.   Its principal office in the County of Washoe, State of Nevada is
located at 136 Vesta, Reno,   Nevada 89502.  The name and address of its
Resident Agent is Mr. Dale Landon; 136 Vesta, Reno, Nevada 89502.

3. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or the United States of America, and without limiting the generality of the foregoing, specifically:

     1. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

     2. To discount and negotiate promissory notes, drafts, bill of exchange and other evidence of debts, and to collect for others money due them on notes, checks, drafts, bill of exchange, commercial paper and other evidence of indebtedness.
                                     -1-

     3. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, to invest, trade and deal in and with personal property of every class and deal in and with personal property of every class and description.

     4. To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient to otherwise to reward or pay such persons for their services as the directors may deem fit.

     5. To purchase, lease, or otherwise acquire, in whole or in part, the business, the goodwill, rights, franchises and property of every kind, and to undertake the whole or any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in case, in the stocks of bond of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

     6. To lend or borrow money and to negotiate and make loans, either on its own account or as agent, or broker for others.

     7. To enter into, make, perform an carry out contract of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative profit or non-profit corporation, municipality, State of Government or any subdivision, district or department thereof.

     8. To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collateral or securities, created or issued by any corporation wherever organized including the rights, powers and privileges of ownership, including the right to vote the same; to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

     9. To purchase of otherwise acquire, own, hold, lease, sell, exchange, assign, transfer mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

     10. To do any and all other such acts, thing, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objects herein before enumerated, or calculated directly or indirectly, to promote the interest of the corporation; and in carrying on its purpose of obtaining or furthering any of its business, to do any and all acts and things, and to exercise, and which now or hereafter any be authorized by law, here and in any other part of the world.

     11. The several clauses contained in this statement of powers shall be construed as both purposes and powers. And the statements contained in each of theses clauses shall be in no way limited or restricted, by reference to or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers: and no recitations, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but is hereby expressly declared that all other lawful powers not inconsistent herewith, are hereby included.

4. The aggregate number of shares which the corporation shall have authority to issue is 500,000,000. Each share will have a par value of $.001.

5.   The governing board shall be styled   "Directors" and the first Board
shall be three (3) in number.

     So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors nay be less than three, but not less than the number of shareholders. Otherwise, the number of directors shall not be less than three.

     Subject to the foregoing limitations, the number of directors shall not be reduced to less than one, and may at any time or times, be increased or decreased by duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation duly adopted by either the Board of Directors of the shareholders.

     The name and addresses of the first Board of Directors:

               NAME           ADDRESS

          Earline Rodgers     1777 North Bayshore Drive #1433
                              Miami, Florida 33132

          JoAnn Pheiffer      819 W. Cavanaugh
                              Lansing, Michigan 48906

          Dennis C. Reed      2529 Arlington
                              Lansing, Michigan 48906

6.  All shares are to be non-assessable.

7. The name and addresses of the incorporators of the corporation are as follows:

          NAME                ADDRESS

          Leon Rolle, P.A.    Amerifirst Federal Building
                              100 N.E. First Avenue
                              Second Floor, East
                              Miami, Florida 33132

8.  The period of its duration is perpetual.

9. Provisions for the regulation of the internal affairs of the corporation are contained in the By-Laws of this corporation.


          IN WITNESS WHEREOF, the undersigned incorporator(s) has hereunto affixed his signature on this 6th day of February , 1987.


                              /s/
                              ----------------------------------
STATE OF            )
                   :
CITY OF             )

          On the 6th day of February, 1987 before me, the undersigned, a Notary Public, personally appeared Leon Rolle known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my hand and fixed my official seal the day and year in this certificate first above written.


                              /s/
                              ------------------------------------
                              NOTARY PUBLIC

[SEAL]

STATE OF NEVADA
SECRETARY OF STATE

DATED  OCT 30 1989


/s/
----------------------------

                                 AMENDMENT

                    TO THE ARTICLES OF INCORPORATION OF

                           TAMPA BAY CORPORATION

                            *        *        *

    We the undersigned, being Directors and Secretary and President of the corporation, and in pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Amendment to its Articles of Incorporation:

    Page 3, Number 4 shall read as follows:
    ----------------

4. The aggregate number of shares which the corporation shall have authority to issue is 50,000,000. Each share will have a par value of $.001

    The above Amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on the 21st day of August, 1989, by a majority vote of the outstanding shares of the corporation.

    Dated this 13th day of September, 1989.



                              /s/ FRED R. HELMKE
                              ------------------------------
                              Fred K. Helmke
                              President & Director


                              /s/ DORIS HELLNER
                              ------------------------------
                              Doris Hellner
                              Secretary, Treasurer & Director

STATE OF CALIFORNIA         )
                            : s.s
COUNTY OF SANTA CLARA       )


On this 26th day of September, 1989, before me, the undersigned, a Notary Public, in and for the State of California, personally appeared Fred K. Helmke, the duly elected President of Tampa Bay Corporation, known to me to be the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the President of Tampa Bay Corporation. I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  / Vicki D. Gelfix    /
                              ------------------------------
                              Notary Public
                              Residing in Santa Clara County

My commission Expires:

       February 26, 1990
-------------------------------



STATE OF NEVADA  )
                 : s.s
COUNTY OF CLARK  )


On this 13th day of September, 1989, before me, the undersigned, a Notary Public, in and for the State of Nevada, personally appeared Doris Hellner, the duly elected Secretary of Tampa Bay Corporation, known to me to be the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the President of Tampa Bay Corporation. I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  / Mary Ellen Hopper    /
                              ------------------------------
                              Notary Public
                              Residing in Clark County

My commission Expires:

      May 6, 1992
------------------------

STATE OF NEVADA
Secretary of State

I hereby certify that this is a
true and complete copy of
the document as filed in this office.

    DEC X1 '95

DEAN HELLER
Secretary of State

By /s/
   -------------------------

           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         (after issuance of stock)

                           Tampa Bay Corporation
                     ---------------------------------
                            Name of Corporation

                          We the undersigned BILL
                                    BRIN
                  and ALLEN STOUT of TAMPA BAY CORPORATION.

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of September, 1995, adopted a resolution to amend the original articles as follows:

Article 4 is hereby amended to read as follows:

    This corporation is authorized to issue an aggregate of 55,000,000 shares of which 50,000,000 shares shall be $.001 par value Common Stock and 5,000,000 shares shall be $.25 par value Preferred. The Common Stock shall have voting right of one vote per share. The Board of Directors may issue the Preferred Stock from time to time in one or more series, to have such voting right, preference in dividends and in liquidation and such other rights, preferences and conditions as the Board of Directors may designate by an amendment to these Articles of Incorporation by action duly adopted without shareholder action and shareholder action shall not be required therefore fully-paid stock of this Corporation shall not be liable to any further call or assessment.


    The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,382,100 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                              /s/ WILLIAM BRIN
                              ------------------------------
                              President or Vice President


                              /s/ ALLEN STOUT
                              ------------------------------
                              Secretary or Assistant Secretary


State of Arizona
County of Maricopa

On November 29, 1995, personally appeared before me, a Notary Public, William Bring and Allen Stout, who acknowledged that they executed the above instrument.


                              /s/ MELVIN E. RICHARDS II
                              ------------------------------
                              notary

                             SECRETARY OF STATE

                                   [SEAL]

                              STATE OF NEVADA

                     CERTIFICATE OF CORPORATE EXISTENCE
                           [EXCLUDING AMENDMENTS]

I, CHERYL A. LAU, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

I further certify that, at the date of this certificate, TAMPA BAY CORPORATION is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith; is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State.


[SEAL] IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this 6th day of December, 1994.


                              Secretary of State

                              By /s/ Certification Clerk
                              Certification Clerk

                         ARTICLES OF INCORPORATION
                                                         FILE STAMPED 12/22/92
                                ARTICLE ONE

    The name of this Corporation is

                       SUN BROADCASTING SYSTEMS, INC.

                                ARTICLE TWO

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                ARTICLE THREE

    The name and address in this state of this Corporation's initial agent for service of process is:

                            GREGORY T. MCDONALD
                   1000 E. Tahquitz Canyon Way (Bldg. D)
                       Palm Springs, California 92262

                                ARTICLE FOUR

    This Corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares that may be issued is 100,000.

                                ARTICLE FIVE

    The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                ARTICLE SIX

    The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

                               ARTICLE SEVEN

    This corporation is a close corporation. All of the corporation's issued shares of stock, of all classes, shall be held of record by not more than 35 persons.

Dated: December 22, 1992

FILED-STAMPED
JUN 07 1996

                         Articles of Incorporation
                            (Pursuant to NRS 78)
                              STATE OF NEVADA
                                   [SEAL]
                              STATE OF NEVADA
                             Secretary of State
_____________________________________________________________________
 IMPORTANT: Real instructions on reverse side before completing this form.
                       TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION: DATAPORT CORPORATION

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
    Name of Resident Agent:   TINA ANDREAS

    Street Address:  2079 Syracuse,    Las Vegas, NV   89121
                     Street No. Street Name  City       Zip

3.  SHARES: (number of shares the corporation is authorized to issue)
    Number of shares with par value: 10,000    Par value: $.001
    Number of shares without par value:  0

4.  GOVERNING BOARD: shall be styles as (check one) X Directors
    _____ Trustees
    The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

    Andrew Croson             4530 N. 40th St.  Phoenix, AZ 85018
    ---------------------------------------------------------------------
    Name                      Address

    Amy O'Connell             4530 N. 40th St.  Phoenix, AZ 85018
    --------------------------------------------------------------------
    Name                      Address


    --------------------------------------------------------------------
    Name                      Address
5.  PURPOSE (optoinal   see reverse side): The purpose of the corporation
    shall be____________________________________________________________

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information that you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ______.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators).

    Andrew Croson                       Amy O'Connell
    --------------------------------    ---------------------------------
    Name (print)                        Name (print)

    4530 N. 40th St.Phoenix, AZ 85018   4530 N. 40th St. Phoenix, AZ 85018
    --------------------------------    ---------------------------------

     /s/ Andrew Croson                   /s/ Amy O'Connell
    --------------------------------    ---------------------------------
    Signature                           Signature

    This instrument was acknowledged    This instrument was acknowledged
    before me on June 6, 1996 by        before me on June 6, 1996 by

      Andrew Croson                       Amy O'Connell
    --------------------------------    ---------------------------------
     Name of Person                      Name of Person

    /s/ Notary Public                    /s/   Notary Public
    --------------------------------    ---------------------------------

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT, Tina Andreas hereby accept appointment as Resident Agent for the above named corporation.

     /s/ Tina Andreas
    --------------------------------
    Signature of Resident Agent

           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         (After Issuance of Stock)
FILE-STAMPED 8/7/96
                            DataPort Corporation
                           ----------------------
                            Name of Corporation

    We the undersigned     Michael Simmons       and
                       -----------------------
                       President or Vice President

Andrew Croson                    of   DataPort Corporation
------------------------            -----------------------
Secretary or Assistant Secretary     Name of Corporation

do hereby certify that:

    That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of August 1996 adopted a resolution to amend the original articles as follows:

    Article 1 is hereby amended to read as follows:

    The name of the corporation is DataPort Technologies, Inc.



    The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        /s/   Michael A. Simmons
                                        ---------------------------------
                                        President or Vice President


                                        /s/    Andrew Croson
                                        -----------------------------------
                                        Secretary or Assistant Secretary

State of Arizona         )
                         )ss.
County of Maricopa       )

    On August 3, 1996, personally appeared before me, a Notary Public, Michael Simmons and Andrew Croson, who acknowledged that they executed the above instrument.

    [SEAL]                              /s/   Melvin E. Richards III
                                        ---------------------------------
                                        Signature of Notary

                             SECRETARY OF STATE

                                   [SEAL]

                              STATE OF NEVADA

                          CERTIFICATE OF EXISTENCE
                        WITH STATUS IN GOOD STANDING


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes; and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, DATAPORT TECHNOLOGIES, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since June 7, 1996, and is in good standing in this state.


[SEAL] IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on August 7, 1996.


                                        /s/ Dean Heller
                                        --------------------------------
                                        Secretary of State


                         By             /s/ D. Farmer
                                        --------------------------------
                                        Certification Clerk